UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2008

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In November 2007, SEI Investments Company (SEI) entered into a Capital Support Agreement with the SEI Daily Income Trust Prime Obligation (the Fund). SEI is the advisor to the Fund. The sub-advisor to the Fund is Columbia Management, which is the primary investment management division of Bank of America Corporation. Various clients of SEI are investors in the Fund. The Fund is rated AAA and Aaa by Standards & Poor’s Corporation (S&P) and Moody’s Investor Services Inc. (Moody’s), respectively.

The Fund holds senior notes issued by structured investment vehicles (SIV or SIVs). SIVs issue commercial paper and other debt securities and use the proceeds to purchase bonds and other long-term debt instruments that are used to collateralize the obligations of the vehicle. The senior notes are collateralized by residential mortgage-backed securities, commercial mortgage-backed securities, corporate collateralized debt obligations and collateralized debt obligations of asset-backed securities. Some of the SIVs have either ceased making payments or potentially may cease making payments on outstanding notes on the scheduled maturity dates.

In October 2007, S&P advised SEI that it would place any mutual fund that had an AAA rating and owned certain SIVs on credit watch with negative implications unless the fund was provided credit support having an A-1 short-term rating by S&P. Although SEI was not obligated to provide the credit support required by S&P, in order to avoid a credit watch by S&P on the Fund, and to address the needs of customers who require an S&P AAA rating of the Fund, SEI entered into the Capital Support Agreement to satisfy S&P’s requirement.

Under the Capital Support Agreement, SEI is committed to provide capital to the Fund, subject to the aggregate limit of $126 million, if the Fund realizes payments or sales proceeds from specified SIV securities held by the Fund which are less than the amortized cost of the SIV securities. The obligation of SEI under the Capital Support Agreement is secured by a letter of credit of a third party bank rated A-1 by S&P. The letter of credit was issued under the SEI’s existing credit facility. The Capital Support Agreement and the letter of credit have a term of one year.

In January 2008, another SIV security owned by the Fund suffered a technical default, triggering ratings downgrades from the principal rating agencies. As a result, the carrying value of these SIV securities in the Fund was reduced as well. In addition, S&P has required the posting of additional capital support for the Fund.

On February 15, 2008, SEI elected to amend the Capital Support Agreement in order to provide the necessary capital to the Fund, subject to a new aggregate limit of $150 million, to satisfy S&P’s requirement for additional capital support. Included in the amendment are provisions for an increase in the amount of the obligation of SEI secured by a letter of credit to an aggregate amount of $144 million with the remaining $6 million secured by a segregated bank account funded by SEI. All other terms of the Capital Support Agreement with the Fund remain unchanged.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 1.01, Item 2.03 and in Exhibits 10.24.1 and 10.28 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.24.1	Amendment No. 1 to the Capital Support Agreement, dated November 8, 2007 between SEI Investments Company and SEI Daily Income Trust Prime Obligation Fund.

10.28	Letter of Credit, dated February 14, 2008 between SEI Investments Company and SEI Daily Income Trust Prime Obligation Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: February 20, 2008	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.24.1	Amendment No. 1 to the Capital Support Agreement, dated November 8, 2007 between SEI Investments Company and SEI Daily Income Trust Prime Obligation Fund.

10.28	Letter of Credit, dated February 14, 2008 between SEI Investments Company and SEI Daily Income Trust Prime Obligation Fund.

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